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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



   Date Of Report (Date of earliest event reported):         September 24, 1998



                                PAULA Financial
              (Exact Name Of Registrant as Specified in Charter)

          Delaware                    0-23181                95-4640368
(State or Other Jurisdiction        (Commission             (IRS Employer
      of Incorporation)            File Number)          Identification No)

 300 N. Lake Ave., Suite 300
        Pasadena, CA                                           91101
    (Address of Principal
     Executive Offices)

  Registrant's telephone number, including area code:          (626) 304-0401


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

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                   INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

On September 24, 1998, the Board of Directors of the Company adopted a Stockholders Rights Plan (the "Plan") designed to assure that all PAULA Financial stockholders would receive fair treatement in any developments affecting control of the Company. The Board also approved the designation of a new series of preferred stock to be utilized in connection with the Plan. The Company announced the adoption of the Plan in a press release, a copy of which
is attached to this report as Exhibit 99.1 hereto.   A summary of the Plan is
attached to this report as Exhibit 99.2 hereto.

In connection with the adoption of the Plan, the Company entered into a Rights Agreement with ChaseMellon Shareholder Services, L.L.C., as rights agent. A copy of the Rights Agreement, including the form of Rights, is attached to this report as Exhibit 4.3 hereto.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PAULA FINANCIAL


Date: October 2, 1998                 By: /s/ Bradley K. Serwin
                                          ------------------------------------
                                      Bradley K. Serwin, Senior Vice President

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                                 EXHIBIT INDEX


  EXHIBIT NO.                          DESCRIPTION


    4.3 Rights Agreement dated as of October 1, 1998 between the Registrant and ChaseMellon Shareholder Services, L.L.P.

   99.1    Press Release Announcing the Registrant's Stockholder Rights
           Plan

   99.2    Summary of Terms of the Registrant's Stockholder Rights Plan